Articles of Incorporation
                              (Pursuant to NRS 78)
                                 STATE OF NEVADA
                               Secretary of State

         (For Filing office use)                        (For Filing office use)
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    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)
1.  NAME OF CORPORATION:            Spintek Gaming Technologies, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent:   Robert E. Huggins
     Street Address:           901 Grier Drive  Suite B,     Las Vegas    89119
                               Street No.       Street Name   City         Zip

3. SHARES:(number of shares the corporation is authorized to issue) Number of shares with par value:100,000,000 Par value:$.002 Number of shares without par value:100,000

4. GOVERNING BOARD: shall be styled as (check one):____X____Directors ________Trustees The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows (attach additional pages if necessary): Gary L. Coulter 901 Grier Dr., Ste. B, Las Vegas, NV 89119 Name Address City/State/Zip

     Malcolm C. Davenport, V.       901 Grier Dr., Ste. B, Las Vegas, NV 89119
     ------------------------       ------------------------------------------
     Name                           Address                   City/State/Zip

5. PURPOSE (optional-see reverse side): The purpose of the corporation shall be:

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6.   OTHER MATTERS:  This form includes the minimal  statutory  requirements  to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached.1.

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized). (Attach additional pages if there are more than two incorporators).
        Robert A. Penman                          _____________________________
        Name (print)                              Name (print)

        127 Peachtree St., N.E., Ste. 1600,       _____________________________
        Atlanta, GA 30303-1845                    _____________________________
        Address  City/State/Zip                   Address    City/State/Zip

        ___________________________________       _____________________________
        Signature                                 Signature

       State of Georgia   County of Fulton       State of _______County of ___
       This instrument was acknowledged before   This instrument was acknowled-
       me on  ________________, 1998,            ged before on __________, 1998,
       by ____________________________________   by ___________________________
       Robert Penman                             ______________________________
       Name of Person                            Name of Person
       as incorporator                           as incorporator
       of Spintek Gaming Technologies, Inc.      of ___________________________
            (name of party on behalf of whom instrument was executed)


     Notary Public Signature                      Notary Public Signature

     (affix notary stamp or seal)                 (affix notary stamp or seal)

8.    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Robert E. Huggins hereby accept appointment as Resident Agent for the above named corporation.


_____________________________________             _____________________________
Signature of Resident Agent                                Date

                                   ARTICLE IV

                            FIRST BOARD OF DIRECTORS

4.1      THIRD DIRECTOR

Patrick W. McGrath               901 Grier Drive, Ste. B, Las Vegas, NV 89119


                                   ARTICLE VI

                                  OTHER MATTERS

6.1      ADDITIONAL INFORMATION ON SHARES.  This Corporation is
authorized to issue One Hundred Million One Hundred Thousand (100,100,000) shares of capital stock consisting of One Hundred Million (100,000,000) shares of common stock, each with a $.002 par value, and One Hundred Thousand (100,000) shares of preferred stock without a par value. As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designation, numbers, voting powers, or the denial of voting powers, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be determined by the Board of Directors.

         6.2 PERSONAL LIABILITY OF DIRECTORS AND OFFICERS. A Director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a Director or officer, except for liability for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

                              ARTICLES OF MERGER OF
                              ---------------------
                        SPINTEK GAMING TECHNOLOGIES, INC.
                        ---------------------------------
                              A NEVADA CORPORATION
                              --------------------
                      AND SPINTEK GAMING TECHNOLOGIES, INC.
                      -------------------------------------
                            A CALIFORNIA CORPORATION
                            ------------------------

                                       I.

         The Agreement of Merger and Plan of Reorganization attached hereto as Exhibit "A" and incorporated by reference herein was duly approved by the Board of Directors of Spintek Gaming Technologies, Inc., A California corporation ("Old Spintek"), and Spintek Gaming Technologies, Inc., A Nevada corporation ("New Spintek").

                                       II.

         The name of the surviving corporation is Spintek Gaming Technologies, Inc., a Nevada corporation.

                                      III.

         The Agreement and Plan of Merger was duly approved by the written consent of the shareholder of New Spintek and by the requisite majority of voting power in Old Spintek sufficient to approve the merger. Of the 7,792,720 shares of Old Spintek Common Stock entitled to vote on the merger, 7,586,050 shares approved the merger with 203,070 shares dissenting. No other class of shares was entitled to vote on the merger.

                                       IV.

         Pursuant to the Agreement of Merger and Plan of Reorganization, the merger of Old Spintek and New Spintek shall be effective on the date on which these Articles of Merger are filed by the Secretary of State of Nevada.


Sworn to and subscribed before me           SPINTEK GAMING TECHNOLOGIES, INC.
This _______day of ___________, 1998.       a California corporation



__________________________________          By:___________________________
NOTARY PUBLIC, State of Georgia                        President

                                            Attest:________________________
                                                       Secretary
                                                    [CORPORATE SEAL]

                              SPINTEK GAMING TECHNOLOGIES, INC.
                              A Nevada corporation

                              By:______________________________________
                                             President

                              Attest:____________________________________
                                             Secretary

                                          [CORPORATE SEAL]






Sworn to and subscribed before me This_______day of ______________, 1998.



-----------------------------
NOTARY PUBLIC, State of Georgia